Exihibit 99.1

EXECUTION VERSION

DIRECTOR APPOINTMENT AGREEMENT

This Director Appointment Agreement, dated as of November 1, 2014 (this “Agreement”) and effective as of the Effective Time (as defined below), is by and among St. Denis J. Villere & Company, L.L.C. (“Villere”), Kevin L. Robert (the “Villere Designee”) and Epiq Systems, Inc., a Missouri corporation (the “Company”). In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Board Representation and Board Matters. The Company, Villere and the Villere Designee agree as follows:

(a)	The Board shall increase the size of the Company’s board of directors (the “Board”) to appoint the Villere Designee to the Board to serve as a director until the Annual Meeting of the Company shareholders (the “Annual Meeting”) held in the year 2015 (the “2015 Annual Meeting”), as promptly as practicable (but in no event later than 10 days) after the date hereof. The Company agrees to hold the 2015 Annual Meeting no later than July 31, 2015.

(b)	The Company has determined that the Villere Designee would constitute an independent director of the Board under the applicable The NASDAQ Stock Market (“NASDAQ”) independence rules (any such director, an “Independent Director”).

(c)	The Villere Designee shall be offered the opportunity to become a member to one or more standing committees of the Board for which such Villere Designee’s skills qualify him or her and, in addition, to serve on the committee the Board establishes pursuant to Section 1(d) below to oversee the review of the Company’s business strategies and strategic alternatives; provided, that, notwithstanding the foregoing and for the avoidance of doubt, the Villere Designee shall not be entitled to serve on a committee if he or she (A) does not meet the independence or other requirements of applicable law and the rules and regulations of NASDAQ (or other securities exchange on which the Company’s securities may then be traded) for service on such committee or (B) is subject to conflicts of interest relevant to such committee’s activities, in each case, as determined by the Board in good faith.

(d)	At its next Board meeting, the Board will form a committee of not more than five directors to review and evaluate the Company’s business strategies and strategic alternatives and make recommendations to the Board with respect to potential changes in strategy and strategic alternatives.

(e)

As a condition to the Villere Designee’s appointment to the Board, continuing service as a member of the Board, and any subsequent nomination for election as a director of the Company at any Annual Meeting, each of Villere and the Villere Designee shall provide, fully and completely, information that the Company reasonably requests (including information that is required to be disclosed in a proxy statement or other filings under applicable law or stock exchange rules or listing standards, and information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations).

(f)	The Villere Designee, at all times while serving as a member of the Board, shall (i) meet all director independence and other standards of the Company, NASDAQ and the Securities and Exchange Commission (the “SEC”) and applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including Rule 10A-3, (ii) be qualified to serve as a director under the General and Business Corporations Law of Missouri (the “GBCLM”) and (iii) not have any personal or business interests or relationships that conflict with or may potentially conflict with the responsibilities and obligations of the Villere Designee to the Company, including (x) any agreement, arrangement or understanding with any person other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company, and (y) those that otherwise compete with the interests of the Company (including serving as a director, employee or consultant (or in a similar capacity) of any business that competes, in any material respect, with any of the businesses carried on by the Company) (the preceding clauses (i) through (iii), the “Conditions”). The Villere Designee will promptly advise both the Board and the Nominating and Corporate Governance Committee of the Board in writing if he or she ceases to satisfy any of the Conditions.

(g)	The Villere Designee shall provide to the Company an executed irrevocable resignation as director in the form attached hereto as Exhibit “A” (the “Director Resignation Letter”).

(h)	The Company’s obligations hereunder shall terminate immediately, and the Villere Designee shall promptly offer to resign from the Board and, if requested by the Company, in accordance with the Irrevocable Resignation, it being understood that it shall be in the Board’s sole discretion whether to accept or reject such resignation if: (i) Villere ceases to beneficially own (as defined below) at least 8.1% of the Company’s outstanding Common Stock; (ii) the Villere Designee ceases to satisfy any of the conditions set forth in clause (e) and any of the Conditions in clause (f) above; (iii) Villere otherwise terminates or ceases to comply with or breaches any of the terms of this Agreement.

(i)

Villere agrees to use its reasonable best efforts to cause the Villere Designee to promptly resign from the Board if such Villere Designee fails to resign if and when requested pursuant to this clause (i). Prior to the termination of this Agreement in accordance with Section 16 below or the Standstill Period in accordance with Section 2(a) or 2(c) below and for so long as Villere has not breached this Agreement (and, to the extent curable, failed to cure such breach within five (5) business days of written notice from the Company specifying any such breach), should the Villere Designee (x) resign from the Board or for any other reason fail to continue serving on the Board (any such event, a “Board Departure”), or (y) be rendered unable to, or refuse to, stand for appointment or election (other than as a result of not being nominated by the Company for an annual meeting of shareholders subsequent to the 2015 Annual Meeting) (any such event, an “Appointment Refusal”), Villere shall (A) in the case of a Board Departure, be entitled to designate a new Board member that would qualify as an Independent Director and is reasonably consented to by the Board, and the Company shall cause such nominee to be added as a member of the Board (it being understood that, in the event that the Board does not consent to Villere’s designated new Board member, Villere shall be entitled to designate another new Board member until a new Villere Designee is appointed to the Board), and (B) in the event of an Appointment Refusal, Villere shall be entitled to designate a new candidate that would qualify as an Independent Director for appointment or election, as applicable, in each case that is reasonably consented to by the Board, and the Company shall, as applicable, cause such nominee to be appointed or included on the Company’s slate of directors for the upcoming annual meeting (it being understood that, in the event that the Board does not consent to appoint or include on the Company’s slate of directors for the upcoming annual meeting Villere’s designated candidate, Villere shall be entitled to designate another new candidate for appointment or election until a new Villere Designee is reasonably acceptable to the Board); provided, that, for the avoidance of doubt and notwithstanding anything herein to the contrary, this Section 1(i) shall not entitle Villere to an additional designee on the Board and shall only apply (1) when and if the previous Viller Designee has resigned, been removed or provided irrevocable notice of his or her intent not to stand for election or appointment, as applicable, (2) the replacement contemplated by this Section 1(i) has delivered to the Company (x) such information as the Company may reasonably request (including that information contemplated by Sections 1(e) and 1(f) and such other information as may reasonably be required by the Company, including in order to determine the eligibility of such proposed nominee to serve either as a director of the Company (including as as an Independent Director), or that could be material to a reasonable shareholder’s understanding of the qualifications and/or independence of such proposed nominee, and (y) an executed Director Resignation Letter; provided, further, that this Section 1(i) shall not apply in the event the Villere Designee has resigned pursuant to clause (iii) of the Director Resignation Letter.

(j)	The Company hereby agrees that (i) the Villere Designee is permitted to and may provide confidential information to Villere subject to and solely in accordance with the terms of the confidentiality agreement substantially in the form attached hereto as Exhibit “B” (the “Confidentiality Agreement”), which Villere and the Villere Designee agree to execute and deliver to the Company at such time Villere decides to receive confidential information from the Villere Designee and (ii) the Company will execute and deliver the Confidentiality Agreement to Villere as promptly as is reasonably practicable following execution and delivery thereof by the other signatories thereto.

2.	Standstill.

(a)	For the purposes of this Agreement, the “Standstill Period” shall mean the period from the date of this Agreement through and including the day on which the 2015 Annual Meeting concludes; provided, that the Standstill Period shall be extended as set forth below:

(i)	if the Company recommends that the Company’s shareholders vote in favor of the election of the Villere Designee at the 2015 Annual Meeting and supports the Villere Designee for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate, then, subject to Section 2(c) hereof, the Standstill Period shall continue until 12:01 a.m. on the sixtieth (60th) day prior to the advance notice deadline for making director nominations at the Annual Meeting held in the year 2016 (such meeting, the “2016 Annual Meeting” and such deadline, the “Notification Deadline”);

(ii)	subject to Section 2(c) hereof, if the Standstill Period has been extended pursuant to Section 2(a)(i) above, and the Company notifies Villere in writing prior to the Notification Deadline of its desire to include the Villere Designee on the Company’s slate of director nominees for the 2016 Annual Meeting, the Standstill Period shall continue through and including the date of the 2016 Annual Meeting; and

(iii)	if the Standstill Period has been extended pursuant to Section 2(a)(ii) above, the terms and provisions of Sections 2(a)(i) and 2(a)(ii) shall apply mutatis mutandis to extend the Standstill Period through, as applicable, any such subsequent Annual Meeting or Notification Deadline subject to Section 2(c) hereof.

(b)	During the Standstill Period, Villere shall not and shall cause its Affiliates not to (as such term is defined below), directly or indirectly, act on behalf of itself or its clients (including, without limitation, funds (whether or not registered under the Investment Company Act of 1940) and managed accounts) to take any of the below listed actions:

(i)	solicit proxies or written consents of shareholders, or conduct any other type of referendum (binding or non-binding) with respect to the Voting Securities (as defined below), or from the holders of the Voting Securities, or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in or assist any person or entity not a party to this Agreement (a “Third Party”) in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act) to vote any shares of the Voting Securities;

(ii)	encourage, advise or influence any other person or assist any Third Party in so encouraging, assisting or influencing any person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any other type of referendum with respect to the Company or the Voting Securities;

(iii)	form or join in a partnership, limited partnership, syndicate or other group (other than any such group comprised solely of Villere), including, without limitation, a group as defined under Section 13(d) of the Exchange Act, with respect to the Voting Securities, or otherwise support or participate in any effort by a Third Party with respect to the matters set forth in clause (i) above;

(iv)	present any proposal (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise) for consideration for action by shareholders, make a request for a list of the Company’s shareholders, propose any nominee for election to the Board, or seek to place a representative on the Board or seek the removal of any director from the Board;

(v)	offer or agree to sell, directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities held by Villere to any Third Party, which Villere knows or reasonably should know after due inquiry, would result in such Third Party, together with its Affiliates, owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of 5% or more of the shares of Common Stock outstanding at such time or would increase the beneficial or other ownership interest of any Third Party who, together with its Affiliates, has a beneficial or other ownership interest in the aggregate of 5% or more of the shares of Common Stock outstanding at such time, except in each case in a transaction approved by the Board;

(vi)	make any request under Section 351.215 of the GBCLM;

(vii)	threaten, file or otherwise commence or cause to be threatened, filed or otherwise commenced, any complaint, litigation, claim, action, suit, or similar proceeding (collectively, a “Legal Proceeding”) against the Company or its Affiliates, directors, officer or employees (except solely in connection with enforcing its rights hereunder);

(viii)	make any public statement or statement reasonably likely to be made public regarding the Company or its Affiliates, officers, directors, employees or businesses unless approved in writing in advance by the Company;

(ix)	effect, seek to effect, or in any way assist or facilitate any other person in effecting or seeking to effect (i) any tender offer or exchange offer to acquire securities of the Company, any acquisition of any material assets or business of the Company or any of its subsidiaries, or any merger, acquisition, share exchange or other business combination involving the Company or any of its subsidiaries, or (ii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries or any material portion of its or their businesses; or

(x)	(i) publicly request in writing any waiver, or consent under, or any amendment of, any provision of this Agreement, or (ii) file or commence any Legal Proceeding to contest the validity of this Section 2 or to seek a release from the restrictions contained in this Section 2;

(xi)	cause or request any person to revoke a proxy held by Villere in respect of any Shared Voting Security (as defined below); or

(xii)	enter into any negotiations, agreements or understandings with any person with respect to the foregoing or advise, assist, encourage or seek to persuade any other person to take any action with respect to any of the foregoing.

(c)	At any time after the 2015 Annual Meeting, Villere may terminate the Standstill Period upon ten (10) days’ written notice to the other parties to this Agreement and, following receipt of such notice, the Board may accept the resignation of the Villere Designee from the Board; provided, however, if the Villere Designee (or an alternate candidate designated by Villere and approved by the Board pursuant to Section 1(i)(B)) has been included on the Company’s slate of directors for an upcoming Annual Meeting, then the Standstill Period shall not be terminable until the day following such Annual Meeting.

(d)	Notwithstanding anything in this Agreement to the contrary, until the end of the Standstill Period, Villere shall cause (x) all Voting Securities with respect to which it has sole voting power as of the record date for any annual or special meeting of shareholders or in connection with any solicitation of shareholder action by written consent (each a “Shareholder Meeting”), and (y) all Shared Voting Securities for which Villere holds a proxy at the time of the Shareholder Meeting, in each case that are entitled to vote at any such Shareholders Meeting, to be present for quorum purposes and to be voted at all Shareholders Meetings or at any adjournments or postponements thereof, (A) for all directors nominated by the Board for election at such Shareholders Meeting, (B) in accordance with the recommendation of the Board a proposal to approve the compensation of the Company’s named executive officers (commonly referred to as the “say on pay” proposal) and a proposal to ratify the appointment of the Company’s independent registered accounting firm, and (C) any Additional Proposal.

As used in this Agreement: (A) the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, (B) the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature, (C) the term “Voting Securities” shall mean the common stock, par value $0.01 per share, of the Company (the “Common Stock”) and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for Common Stock or other securities, whether or not subject to the passage of time or other contingencies and (D) the terms “beneficial owner” and “beneficially own” shall have the meanings as set forth in Rule 13d-3 promulgated under the Exchange Act.

3.	Corporate Policies. The Villere Designee shall comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading policies and guidelines of the Corporation and as approved by the Board from time to time and preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees.

4.	Public Announcement. The Company and Villere shall announce this Agreement and the material terms hereof by means of a mutual press release in the form attached hereto as Exhibit “C” (the “Press Release”) as soon as practicable on or after the date hereof.

5.	Representations and Warranties of All Parties. Each of the parties represents and warrants to the other party that:

(a)	such party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(b)	this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and

(c)	this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound, or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

6.	Representations and Warranties of Villere. Villere represents and warrants that, as of the date of this Agreement, (i) it beneficially owns 5,823,555 shares of Common Stock, of which (x) it has the sole voting and dispositive power for 1,447,816 shares of Common Stock, and (y) it has shared voting and dispositive power for 4,375,739 shares of Common Stock (any such share of Common Stock, a “Shared Voting Security”), (ii) except for such ownership or exposure, neither Villere nor any of its Affiliates, has any other direct or indirect beneficial ownership of, and/or economic exposure to, any Voting Securities (or rights or options to own or acquire any Voting Securities, including, without limitation, through any derivative transaction), and (iii) Villere holds a valid proxy for all Shared Voting Securities.

7.	Miscellaneous. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the federal or state courts located in Jackson County in the State of Missouri (the “Chosen Courts”). In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Chosen Courts in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Chosen Courts, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (e) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such parties’ principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF MISSOURI APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

8.	No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as, or be construed to be a waiver of, any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. While the Company is agreeing to appoint the Villere Designee to the Board pursuant (and subject to) the terms of this Agreement, nothing in this Agreement constitutes a waiver of the requirements or eligibility standards a shareholder must satisfy under the bylaws of the Company or otherwise in order for a shareholder to nominate a person for election as a director at any shareholder meeting.

9.	Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and may be amended only by an agreement in writing executed by the parties hereto.

10.

Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy and email is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

If to the Company:
Epiq Systems, Inc.
501 Kansas Avenue
Kansas City, KS 66105-1103
	Attention:	General Counsel
	Facsimile:	(913) 321-1243
	Email:	jrothman@epiqsystems.com

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
	Attention:	Richard W. Porter, P.C.
Robert M. Hayward, P.C.
	Phone:	(312) 862-2000
	Facsimile:	(312) 862-2200
	Email:	Richard.Porter@kirkland.com
Robert.Hayward@kirkland.com

If to Villere:

St. Denis J. Villere & Company, L.L.C.
601 Poydras St, Suite 1808
New Orleans, LA 70130
	Attention:	George Young
	Facsimile:	(504) 599-4544
	Email:	georgey@villere.com

With a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036-6522
	Attention:	Richard J. Grossman
Paul T. Schnell
	Phone:	(212) 735-3000
	Facsimile:	(212) 735-2000
	Email:	richard.grossman@skadden.com
paul.schnell@skadden.com

With a copy to (which shall not constitute notice):

Liskow and Lewis
One Shell Square

701 Poydras Street, Suite 500
New Orleans, LA 70139
Attention:	John C. Anjier
Phone:	(504) 556-4177
Facsimile:	(504) 556-4108
Email:	jcanjier@liskow.com

11.	Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

12.	Counterparts. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.

13.	Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

14.	No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

15.	Fees and Expenses. The Company shall reimburse Villere for up to an aggregate of $300,000 in documented out-of-pocket costs, fees and expenses incurred and paid by Villere in connection with, relating to or resulting from its efforts and actions, and any preparations therefor, prior to the execution and delivery of this Agreement, to consider means by which to alter the composition of the Board. Except as provided in this Section 15, neither the Company, on the one hand, nor Villere, on the other hand, will be responsible for any costs, fees or expenses of the other in connection with this Agreement.

16.	Effective Time; Termination.

(a)	This Agreement shall take effect, without further action of the parties, as of 12:01 PM central time on November 2, 2014 (the “Effective Time”, as the same may be extended by mutual agreement of the parties or pursuant to the terms of this Section 16(a)), unless prior to such time, the Company provides Villere with notice pursuant to Section 10 that it has received proposals not otherwise contemplated by Section 2(d) for nominations of directors or other business to be brought at the 2015 Annual Meeting pursuant to Article II, Section 3 of the Company’s bylaws (any such proposal, an “Additional Proposal”), in which case, the Effective Time shall be automatically extended to 9:00 PM central time on November 2, 2014 (such extension, the “Effective Time Extension”).

(b)

In the event of an Effective Time Extension, the Company agrees that, notwithstanding the requirements in the bylaws of the Company with respect to the timeliness of a proposal to nominate directors, a notification by Villere for a proposal to nominate directors for election at the 2015 Annual Meeting (any such proposal, a “Villere Proposal”) will be deemed to have been timely given for purposes of Article II, Section 3 of the Company’s bylaws if, prior to the expiration of the Effective Time Extension, Villere has provided the Company email notice in accordance with Section 10 hereof of such Villere Proposal and has otherwise fully complied with all other procedural and substantive notification requirements set forth (or incorporated by reference) in the bylaws with respect to the proposal to nominate directors for election at the 2015 Annual Meeting. For the avoidance of doubt, the Company has not waived, and shall not be deemed to have waived by reason of this agreement or otherwise, the requirements and qualifications set forth in the Company’s bylaws for a shareholder to nominate a person for election as a director (at least some of which the Company believes Villere does not satisfy) and the Company remains free to raise any and all objections to the Villere Proposal other than (i) the required deadline for submitting a proposal to nominate a person for election as a director shall have been extended for Villere only until the expiration of the Effective Time Extension, and (ii) the Villere Proposal (which otherwise would have been required to be delivered to the Company’s principal executive offices under the terms and provisions of the Company’s bylaws), may instead be delivered by email transmission in accordance with Section 10 hereof.

(c)	In the event of an Effective Time Extension, (i) if Villere submits a Villere Proposal prior to the expiration of the Effective Time Extension, this Agreement shall be terminated in its entirety and be deemed void ab initio (other than Sections 16(a)-(b) and this Section 16(c), each of which shall be deemed effective and shall survive termination), and (ii) if Villere does not submit a Villere Proposal prior to the expiration of the Effective Time Extension, then, pursuant to Section 2(d), Villere shall vote in accordance with the Board’s recommendation on any such Additional Proposal.

(d)	Upon the expiration of the Standstill Period in accordance with Section 2(a) hereof or termination of the Standstill Period pursuant to Section 2(c) hereof, this Agreement shall immediately and automatically terminate in its entirety and no party hereunder shall have any further rights or obligations under this Agreement; provided, however, that (i) Section 3 shall survive in accordance with its terms and Section 7 through 17 (including this Section 16) shall survive any such termination, (ii) no party shall be released from any breach of this Agreement that occurred prior to the termination of this Agreement, and (iii) the Confidentiality Agreement shall survive in accordance with its terms.

17.

Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

EPIQ SYSTEMS, INC.

By:	/s/ Tom W. Olofson
Name:	Tom W. Olofson
Title:	Chairman of the Board, Chief Executive Officer and Director

Signature Page to Director Appointment Agreement

ST. DENIS J. VILLERE & COMPANY, L.L.C.

By:	/s/ George V. Young
Name:	George V. Young
Title:	Partner

Signature Page to Director Appointment Agreement

KEVIN L. ROBERT

By:	/s/ Kevin L. Robert
Name:	Kevin L. Robert

Signature Page to Director Appointment Agreement

EXHIBIT “A”

FORM OF IRREVOCABLE RESIGNATION

November [    ], 2014

EPIQ SYSTEMS, INC.

501 Kansas Avenue

Kansas City, Kansas 66105

ATTENTION: SECRETARY

Re: Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 1 of the Director Appointment Agreement, dated as of November 1, 2014 (the “Agreement”), by and between Epiq Systems, Inc. (the “Company”) and Villere (as defined therein). Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement. Effective upon the earliest of (i) Villere’s ceasing to beneficially own (as defined in the Agreement) at least 8.1% of the Company’s outstanding Common Stock pursuant to Section 1(h) of the Agreement, (ii) my ceasing to satisfy any of the conditions set forth in Section 1(e) of the Agreement and any of the Conditions set forth in Section 1(f) of the Agreement, (iii) the receipt by the Company from Villere of a notice of termination pursuant to Section 2(c) of the Agreement, or (iv) Villere otherwise terminates or ceases to comply with or breaches any of the terms of the Agreement, I hereby tender my resignation of my position as a director of the Company and from any and all committees of the Board of Directors (the “Board”) on which I serve, subject to the acceptance of such resignation by the Board of the Company.

This resignation may not be withdrawn by me at any time during which it is effective.

Sincerely,

Name:

EXHIBIT “B”

FORM OF CONFIDENTIALITY AGREEMENT

EPIQ SYSTEMS, INC.

501 Kansas Avenue

Kansas City, KS 66105-1103

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To: St. Denis J. Villere & Company, L.L.C.

Ladies and Gentlemen:

This letter agreement shall become effective upon due execution by each of the parties hereto. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Director Appointment Agreement (the “Director Appointment Agreement”) dated as of the date hereof among Epiq Systems, Inc. (the “Company”), St. Denis J. Villere & Company, L.L.C. and the investment funds, accounts and other clients to which it provides investment advice (“Villere”) and [                    ] (the “Villere Designee”). The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, applicable fiduciary duties and except as otherwise instructed by the Company, the Villere Designee may, disclose information obtained while serving a member of the Board of Directors (the “Board”) of the Company to you and the Representatives (as hereinafter defined) and may discuss such information with any and all such persons. As a result, you may receive certain non-public information regarding the Company. You acknowledge and agree that this information is proprietary to the Company and may include trade secrets, strategic, business or financial planning information, financial results, financial projections and forecasts, discussions or deliberations of the Board or its committees as a whole or of individual members of the Board or its committees or members of senior management, advice received by the Board or its committees or members of management of the Company from attorneys, accountants, consultants, financial advisors and other advisors or other business information the disclosure of which could harm the Company or its shareholders. In consideration for, and as a condition of, non-public information being furnished to you and in consideration for the Company’s agreements and obligations in the Director Appointment Agreement and, subject to the restrictions in paragraph 2, your attorneys, advisors, directors, members, officers and employees (collectively, “Representatives”) and you agree to treat any and all information concerning the Company that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including without limitation in written or electronic format or orally, gathered by visual inspection or otherwise) by the Villere Designee, or by or on behalf of the Company or any of the Company Representatives, together with any notes, analyses, compilations, studies, interpretations, documents, records, extracts or other summaries thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Confidential Information”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.

1. The term “Confidential Information” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or any obligation of confidentiality, (ii) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to you by the Villere Designee, or by or on behalf of the Company or (iii) is received from a source other than the Villere Designee, the Company or any of its representatives; provided, that in the case of (iii) above, the source of such information was not believed to you, after inquiring of the disclosing person, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information at the time the same was disclosed.

2. You and your Representatives will, and you will cause your Representatives to, (a) keep the Confidential Information strictly confidential, (b) not disclose any of the Confidential Information in any manner whatsoever without the prior written consent of the Company and (c) not use any of the Confidential Information except to the extent permitted by the Director Appointment Agreement; provided, however, that you may disclose any of such information to your Representatives (i) who need to know such information for the sole purpose of advising you and (ii) who are informed by you of the confidential nature of such information; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties hereto except that you will not be so responsible with respect to any such Representative who has executed a copy of this letter agreement as an Additional Signatory and delivered such signed copy to the Company. It is understood and agreed that the Villere Designee shall not disclose to you or your Representatives any Legal Advice (as defined below) that may be included in the Confidential Information with respect to which such disclosure would constitute waiver of the Company’s attorney client privilege; provided, however, that the Villere Designee may provide such disclosure if reputable outside legal counsel of national standing provides the Company with a written opinion that such disclosure will not waive the Company’s attorney client privilege with respect to such Legal Advice. “Legal Advice” as used herein shall be solely and exclusively limited to the advice provided by legal counsel stating legal rights, duties, liabilities and defenses and shall not include factual information or the formulation or analysis of business strategy.

3. In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Confidential Information, you will promptly (and in any event, sufficiently in advance of any such disclosure to allow the Company a reasonable opportunity to respond) notify (except where such notice would be legally prohibited) the Company in writing by facsimile and certified mail which notification shall include a list detailing the specific Confidential Information you intend to disclose so that the Company may seek a protective order, other appropriate remedy or other actions to limit such disclosure (and if the Company seeks such an order, other remedy or other actions you will provide such cooperation as the Company shall reasonably request, at its cost and expense). Nothing herein shall be deemed to prevent you or your Representatives, as the case may be, from honoring a subpoena, legal process or other legal requirement that seeks or requires discovery, disclosure or production of the Confidential Information if (a) you produce or disclose only that portion of the Confidential Information which your outside legal counsel of national standing advises you is legally required to be so produced or disclosed and you inform the recipient of such Confidential Information of the existence of this letter agreement and the confidential nature of such Confidential Information; or (b) the Company consents in writing to having the Confidential Information produced or disclosed pursuant to the subpoena, legal process or other legal requirement. In no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Confidential Information or to obtain reliable assurance that confidential treatment will be afforded the Confidential Information. It is understood that there shall be no “legal requirement” requiring you to disclose any Confidential Information solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative transactions with respect to, the Common Stock of the Company or otherwise proposing or making an offer to do any of the foregoing or making any offer, including any tender offer, or you would be unable to file any proxy materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder. Before filing any Schedule 13D or amendment thereto pursuant to Section 13(d) of the Exchange Act or the rules promulgated thereunder with the SEC or other governmental or regulatory body in which you intend to include Confidential Information that you believe is legally required to be included in such a filing, you will submit such filing to the Company for review and will not include such Confidential Information in such filing if the Company provides you (not more than one business day following your delivery of such filing to the Company), with a written opinion addressed to you of reputable outside legal counsel of national standing, stating that the Confidential Information is not legally required to be included in such filing and stating that you may rely upon such opinion.

4. You acknowledge that (a) none of the Company or any of its representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information, and (b) none of the Company or any of its representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Confidential Information or any errors therein or omissions therefrom. You and your Representatives shall not directly or indirectly initiate contact or communication with any executive or employee of the Company [other than [            ] (or any individuals substituted in the Company’s sole discretion)] concerning Confidential Information, or to seek any information in connection therewith from any such person [other than [            ] (or substitute),] without the prior consent of the Company; provided, however, the restriction in this sentence shall not in any way apply to the Villere Designee.

5. All Confidential Information shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of our disclosure of and/or your use of any Confidential Information acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. Upon the request of the Company for any reason, you will promptly return to the Company all originals and hard copies of the Confidential Information and permanently erase or delete all electronic copies of the Confidential Information in your or any of your Representatives’ possession or control (and, upon the request of the Company, shall certify to the Company that such Confidential Information has been returned, erased or deleted, as the case may be). Notwithstanding the foregoing, you and your Representatives (i) may retain a copy of the Confidential Information in order to comply with applicable law, regulation or professional standards, or to comply with a bona fide document retention policy, and (ii) to the extent that

Confidential Information is retained in standard archival or a computer back-up system in the ordinary course of business, such retained Confidential Information shall be destroyed only to the extent that it is reasonably practical to do so, provided, that, such retained Confidential Information shall remain subject to the terms of this letter agreement for so long as retained by you or your Representatives. Notwithstanding the return or destruction of Confidential Information, you, and your Representatives will continue to be bound by the confidentiality and other obligations set forth in this letter agreement.

6. You acknowledge that the Confidential Information may constitute material non-public information under applicable federal and state securities laws, and that you shall not trade or engage in any transaction involving the Company’s securities, on the basis of such information in violation of such laws.

7. You hereby represent and warrant to the Company that (i) you have all requisite company power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (ii) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (iii) this Agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting you, and (iv) your entry into this Agreement does not require approval by any owners or holders of any equity interest in you (except as has already been obtained).

8. Any waiver by the Company of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of the Company to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.

9. You acknowledge and agree that the value of the Confidential Information to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. You further acknowledge and agree that in the event of an actual or threatened violation of this letter agreement, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement exclusively in the Circuit Courts of Jackson County in the State of Missouri, or, if such court lacks subject matter jurisdiction, the United States District Court for the Western District of Missouri (the “Chosen Courts”). In the event that any action shall be brought in equity to enforce the provisions of this letter agreement, you shall not allege, and you hereby waive the defense, that there is an adequate remedy at law.

10. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Chosen Courts in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the Chosen Courts, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (e) each of the parties irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such parties’ principal place of business or as otherwise provided by applicable law. THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF MISSOURI APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

11. This letter agreement and the Director Appointment Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and this letter agreement may be amended only by an agreement in writing executed by the parties hereto.

12. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

If to the Company:
Epiq Systems, Inc.
501 Kansas Avenue
Kansas City, KS 66105-1103
Attention:	General Counsel
Facsimile:	(913) 321-1243
Email:	jrothman@epiqsystems.com

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Attention:	Richard W. Porter, P.C.
Robert M. Hayward, P.C.
Phone:	(312) 862-2000
Facsimile:	(312) 862-2200
Email:	Richard.Porter@kirkland.com
Robert.Hayward@kirkland.com
If to Villere:
St. Denis J. Villere & Company, L.L.C.
601 Poydras St, Suite 1808

New Orleans, LA 70130
Attention:	George Young
Facsimile:	(504) 599-4544
Email:	georgey@villere.com

With a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036-6522
Attention:	Richard J. Grossman
Paul T. Schnell
Phone:	(212) 735-3000
Facsimile:	(212) 735-2000
Email:	richard.grossman@skadden.com
paul.schnell@skadden.com

With a copy to (which shall not constitute notice):

Liskow and Lewis
One Shell Square
701 Poydras Street, Suite 500
New Orleans, LA 70139
Attention:	John C. Anjier
Phone:	(504) 556-4177
Facsimile:	(504) 556-4108
Email:	jcanjier@liskow.com

13. If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.

14. This letter agreement may be executed in two or more counterparts which together shall constitute a single agreement.

15. This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This letter agreement, however, shall be binding on successors of the parties hereto.

17. This letter agreement shall expire upon the earlier of (i) two (2) years from the date that no Villere Designee serves as a director of the Company and (ii) two (2) years from the date on which Villere last received any Confidential Information; except that you shall maintain in accordance with the confidentiality obligations set forth herein any Confidential Information constituting trade secrets for such time as such information constitutes a trade secret of the Company as defined under 18 U.S.C. § 1839(3).

[Signature Page Follows]

Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,

EPIQ SYSTEMS, INC.

By:
Name:
Title:

Signature Page to Confidentiality Agreement

Accepted and agreed as of the date first written above:

ST. DENIS J. VILLERE & COMPANY, L.L.C.

By:
Name:
Title:

Signature Page to Confidentiality Agreement

EXHIBIT “C”

PRESS RELEASE

Epiq Release

Epiq Systems and Villere Enter into Agreement on Board Composition;

Kevin L. Robert Joins Board as an Independent Director

KANSAS CITY, Kan., November 3, 2014 — Epiq Systems, Inc. (Nasdaq:EPIQ), a leading global provider of integrated technology solutions for the legal profession, today announced that it has reached an agreement with St. Denis J. Villere & Company, L.L.C. (“Villere”) regarding the composition of the Company’s Board of Directors and other matters.

Under the terms of the agreement, Epiq has appointed Kevin L. Robert to Epiq’s Board of Directors, effective immediately. Mr. Robert is the former Global Chief Executive Officer of Wolters Kluwer Tax & Accounting. With the addition of Mr. Robert, the Epiq Board expands to nine members, seven of whom are independent directors and all of whom are elected annually. Mr. Robert will join the committee established by the Epiq Board to review the Company’s business strategy and alternatives, as well as one or more of the Board’s standing committees.

Tom W. Olofson, chairman and CEO of Epiq Systems, said, “We are pleased to have reached this agreement with Villere, a long-term shareholder of the Company, and welcome Mr. Robert to the Board. We look forward to benefitting from Mr. Robert’s fresh perspective and unique insight as Epiq’s Board and management continue to explore a full range of strategic and financial alternatives with the goal of enhancing value for all Epiq shareholders.”

“We believe that Mr. Robert will be a great addition to the Company’s Board of Directors,” said George V. Young, a partner at Villere. “Mr. Robert has an impressive financial and business acumen and a broad range of experience.”

As part of the agreement between Epiq and Villere, which beneficially owns approximately 16% of the outstanding shares of Epiq’s common stock, Villere will vote in favor of the Board’s nominees at Epiq’s 2015 Annual Meeting. Villere has also agreed to certain customary standstill provisions. The full text of the agreement between Epiq and Villere will be filed with the Securities and Exchange Commission as an exhibit to Epiq’s current report on Form 8-K.

Credit Suisse Securities is serving as financial advisor, and Kirkland & Ellis LLP is serving as legal advisor to the Company.

About Kevin L. Robert

Kevin L. Robert brings extensive experience driving business development and expansion after working in the accounting and tax industry for over 30 years. Mr. Robert served as Global Chief Executive Officer of Wolters Kluwer Tax & Accounting from 2010 to 2013. He previously served as the firm’s President/Chief Executive Officer, North America and as President/Chief Executive Officer, North America & Asia Pacific, where he developed strategies to increase revenue and profit growth and drove marketing and growth strategies. Mr. Robert began his career with Wolters Kluwer after it acquired CCH in 1995, where he held multiple positions, including VP of Sales and Marketing, Head of Customer Management and Vice President of Sales and Marketing for CCH Publishing. Mr. Robert graduated from University of New Orleans with a Bachelor of Science in Marketing and holds a Master of Business Administration from Pepperdine University.

About Epiq Systems

Epiq Systems, Inc. is a leading global provider of integrated technology solutions for electronic discovery, bankruptcy, and class action and mass tort administration. We offer full-service capabilities to support litigation, investigations, financial transactions, regulatory compliance and other legal matters. Our innovative technology and services, combined with deep subject-matter expertise, provide reliable solutions for the professionals we serve. Visit us at www.epiqsystems.com.

Forward-looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the impact on our business or stock price from our review of strategic alternatives; the demand for our products or services; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; and industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations which may not prove to be accurate. Forward-looking statements may be identified by words or phrases such as “believe,” “expect,” “anticipate,” “ should,” “planned,” “may,” “estimated,” “goal, “ “objective,” “seeks,” and “potential” and variations of these words and similar expressions or negatives of these words. Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provide a “safe harbor” for forward-looking statements. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) failure to keep pace with technological changes and significant changes in the competitive environment, (2) risks associated with cyber-attacks, interruptions or delays in services at data centers, (3) risks of errors or failures of software or services, (4) any material changes in our total number of client engagements and the volume associated with each engagement, (5) any material changes in our clients’ deposit portfolio or the services required or selected by our clients in engagements, (6) changes in or the effects of pricing structures and arrangements, (7) risks associated with the handling of confidential data and compliance with information privacy laws, (8) risks associated with developing and providing software and internet-based technology solutions to our clients, (9) ability to attract, develop and retain executives and other qualified employees, (10) risks associated with the integration of acquisitions into our existing business operations, (11) risks associated with our international operations, (12) risks associated with foreign currency fluctuations, (13) risks of litigation against us or failure to protect our intellectual property, (14) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (15) any material non-cash write-downs based on impairment of our goodwill, (16) risks associated with indebtedness and interest rate fluctuations, (17) overall strength and stability of general economic conditions, both in the United States and in the global markets, and (18) other risks detailed from time to time in our SEC filings, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

CONTACT: Investor Contact:

Kelly Bailey

Epiq Systems

913-621-9500

ir@epiqsystems.com

David Collins

Catalyst Global

212-924-9800

epiq@catalyst-ir.com

Media:

Michael Freitag / Mahmoud Siddig / Adam Pollack

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449